Exhibit 10.3

                     AMENDMENT NO. 7 TO TERMS OF EMPLOYMENT
                                       Of
                                GERALD J. ANGELI
                                      With
                              CONCORD CAMERA CORP.

      This AMENDMENT NO. 7 TO TERMS OF EMPLOYMENT is effective as of June 24, 2008 (this "Instrument") by and between CONCORD CAMERA CORP. (the "Company") and Gerald J. Angeli ("Employee").

                                    RECITALS

      A. The Employee is currently employed by the Company pursuant to the Terms of Employment, dated as of April 17, 2000, as thereafter amended (as amended, the "Agreement"), between the Company and the Employee.

      B.     The parties desire to modify the Agreement as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

      2. Section 15, Termination, of the Agreement is hereby deleted in its entirety and replaced with the following:

            "15) Termination

            The Company may terminate the employee for cause at any time without notice. "Cause shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to the detriment of the Company and/or any of its subsidiaries or affiliates; (vi) failure to comply with any of the provisions set forth in Exhibit A; or (vii) failure to comply with the Code of Conduct annexed as Exhibit B.

            Either party may terminate at any time for any reason or for no reason upon giving the other party three (3) months' written notice. If the Company terminates the employee for any reason other than cause, or for no reason and

            (a) if such termination is made effective immediately or at any other time before the expiration of the foregoing 3-month notice period, then the Company shall pay the employee's base salary and automobile allowance, in lieu of notice, for the remainder of such notice period (the "Notice Payments").

            If the Company terminates the employee for any reason other than cause, or for no reason, as additional consideration of the covenants of employee set forth in Section 16 and Exhibit A, then, after the Company has made any Notice Payments the employee is entitled to receive pursuant to subparagraph (a) of this section, the employee shall receive a payment (the "Non-Compete Payment") equal to up to twelve (12) months' of his base salary and automobile allowance (net the required withholding). Notwithstanding any provision of this Agreement to the contrary, in no event shall the employee receive Notice Payments and/or a Non-Compete Payment which, when aggregated, exceed twelve (12) months' of his base salary and automobile allowance. By way of example, if pursuant to this section: (i) the employee receive Notice Payments equal to one (1) month's base salary and automobile allowance, then his Non-Compete Payment will be for eleven (11) months' base salary and automobile allowance; (ii) the employee instead receives three (3) months' notice, such that there are no Notice Payments, then his Non-Compete Payment will be for twelve (12) months' base salary and automobile allowance; or (iii) the employee receives Notice Payments equal to three (3) month's base salary and automobile allowance, then his Non-Compete Payment will be for nine (9) months' base salary and automobile allowance.

            Additionally, if the Company terminates the employee for any reason other than cause or for no reason and if the employee, by written notice to the Company, (i) elects COBRA continuation coverage (for the period after the termination effective date) under the Company's insurance policies by which the employee is then covered or, if COBRA continuation coverage under the Company's insurance policies is not available for any portion of the one (1) year post-employment period, (ii) obtains medical, dental and vision insurance coverages substantially similar to the medical, dental and vision insurance coverages under the Company's insurance policies in effect at the time COBRA continuation coverage under the Company's insurance policies is no longer available, then the Company shall reimburse the employee for the premiums paid by the employee thereunder during the one (1) year post-employment period which shall run from the termination effective date. The Company shall make each such premium reimbursement payment within seven (7) days after its receipt of notice of payment thereof by the employee.

            Any and all Notice Payments and the Non-Compete Payment shall be payable in installments (net of required withholding) in accordance with the Company's normal payroll schedule and shall not be payable simultaneously. The Company's obligation to make any Notice Payments and/or the Non-Compete Payment is conditioned upon the employee's prior and continued compliance with all provisions of this Agreement including, but not limited to, those set forth in Section 16 and Exhibit A.

            If the employee's employment is terminated by the Company for cause, or by the employee, then the employee will not receive a Non-Compete Payment, any Notice Payments or any payment for COBRA coverage, but all of his obligations under the provisions of this Agreement, including but not limited to those set forth in Section 16 and Exhibit A, nevertheless remain in full force and effect.

            In the event that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to the employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law."

      3.     The following new Section 23 is hereby added to the Agreement:

            "23. Section 409A of the Code.

            This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") to the extent applicable, and shall be so interpreted. Notwithstanding anything herein to the contrary, (i) if at the time of a "separation from service" from the Company, the employee is a "specified employee" (as such terms are defined in Section 409A and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the employee) until the date that is six months following the employee's separation from service from the Company (or the earliest date as is permitted under Section 409A). To the extent any reimbursements or in-kind benefits due to the employee under this Agreement constitutes "deferred compensation" under Section 409A, any such reimbursements or in-kind benefits shall be paid to the employee in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). Each payment made under this Agreement shall be designated as a "separate payment" within the meaning of Section 409A. Neither the Company nor any of its employees or representatives shall have any liability to the employee with respect to Section 409A."

      4. Except as hereby amended, all of the terms and conditions set forth in the Agreement are and shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties executed this Instrument as of the date first set forth above.

EMPLOYEE:                                  CONCORD CAMERA CORP.

   /s/   Gerald J. Angeli                  By:    /s/   Ira B. Lampert
--------------------------------              ----------------------------------
Name:  Gerald J. Angeli                       Name:  Ira B. Lampert
                                              Title: Chief Executive Officer

Dated:  June 24, 2008                      Dated:  June 24, 2008